UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2023

SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35074	27-2962512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

13215 Bee Cave Parkway, Suite B-300
Austin, TX  78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

$200 Million Credit Facility
On September 15, 2023, Summit JV MR 1, LLC (the “Borrower”, “we” or “us”), as borrower, Summit Hospitality JV, LP (the “Parent”), as parent, and each subsidiary of the Borrower executing the credit facility documentation as a guarantor, entered into a $200 million credit facility (the “Credit Facility”) with various initial lenders, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole lead arranger and sole bookrunner.

The following is a summary of the indicative terms and conditions of the Credit Facility. The Parent is the joint venture between Summit Hotel OP, LP (the “Operating Partnership”) and an affiliate of GIC. Neither the Operating Partnership nor Summit Hotel Properties, Inc. is a borrower or guarantor of the Credit Facility. The Credit Facility is guaranteed by all of the Borrower’s existing and future subsidiaries, subject to certain exceptions.

The Credit Facility is comprised of a $125 million revolving credit facility (the “$125 Million Revolver”) and a $75 million term loan (the “$75 Million Term Loan”). The Credit Facility has an accordion feature which will allow us to increase the total commitments by up to $300 million, for aggregate potential borrowings of up to $500 million on the Credit Facility.

The $125 Million Revolver and the $75 Million Term Loan will mature on September 15, 2027. Both can be extended for a single twelve-month period at the Borrower’s option, subject to certain conditions.

Payment Terms. We are obligated to pay interest at the end of each selected interest period, but not less than quarterly, with all outstanding principal and accrued but unpaid interest due at the maturity of the respective facility. We have the right to repay all or any portion of the outstanding borrowings from time to time without penalty or premium. In addition, we will be required to make earlier payments of principal in the event of certain changes in the borrowing base asset availability or default of the loan. We do not have the right to re-borrow any portion of the $75 Million Term Loan that is repaid.

We pay interest on revolving credit advances at varying rates based upon, at our option, either (i) Daily SOFR or Term SOFR (1-month or 3-month), plus a SOFR adjustment of 0.10%, plus a margin of 2.15%, or (ii) the applicable base rate, which is the greatest of the administrative agent’s prime rate, the federal funds rate plus 0.50%, and 1-month Term SOFR plus 1.00%, plus a base rate margin of 1.15%. The applicable margin for a term loan advance shall be five basis points less than revolving credit advances referenced above. In addition, on a quarterly basis, we will be required to pay a fee on the unused portion of the Credit Facility equal to the unused amount multiplied by an annual rate of 0.25% of the average unused amount of the Credit Facility. We will also be required to pay other fees, including customary arrangement and administrative fees.

Borrowing Base Assets. The Credit Facility is secured primarily by a first priority pledge of our equity interests in the subsidiaries that hold borrowing base assets, the TRS entities, which wholly own the TRS lessees that lease each of the borrowing base assets, and all other subsidiaries of the Borrower and the subsidiary guarantors, subject to certain exceptions.

Hotels may be added to the borrowing base at any time. Hotels may be excluded from or removed from the borrowing base at any time so long as there is a minimum of six hotels in the borrowing base, the borrowing base assets meet certain diversity requirements (such as limits on concentrations in any particular market), and the then-current borrowings on the credit facility do not exceed the maximum available under the facility given the availability limitations described above. Further, to be eligible as a borrowing base asset, the anticipated property must: be a hotel located in the United States; satisfy certain ownership, management and operating lessee criteria; not be subject to a negative pledge or lien not otherwise permitted; not be subject to material defects, such as liens, title defects, environmental contamination and other standard lender criteria. All subsidiaries of the Borrower must be subsidiary guarantors of the Credit Facility, except for any subsidiary deemed to be an excluded subsidiary (“Excluded Subsidiary”) under the Credit Facility documentation. Hotel assets owned by Excluded Subsidiaries may not be included in the borrowing base.

Financial and Other Covenants. In addition, we are required to comply with a series of financial and other covenants in order to borrow under the Credit Facility. The material financial covenants include the following:

•a maximum leverage ratio (as defined by, and subject to the terms described in, the Credit Facility agreement) of not greater than 55%;

•a minimum consolidated tangible net worth (as defined in the Credit Facility agreement) of not less than $284,000,000 plus 75% of the net proceeds of future equity issuances;

•a minimum consolidated fixed charge coverage ratio (as defined in the Credit Facility agreement) of not less than 1.50:1.00; and

•a ratio of secured indebtedness, excluding the Credit Facility, to total asset value (both as defined in the Credit Facility agreement) of not more than 40%.

Concerning the borrowing base asset pool, we are required to comply with the following covenants:

•a ratio of aggregate credit facility borrowings to borrowing base asset value (both as defined in the Credit Facility agreement) equal to or less than 55%; and

•a ratio of unencumbered adjusted net operating income to assumed unsecured interest expense (both as defined in the Credit Facility agreement) equal to or greater than 2.00x.

We are also subject to other customary covenants, including restrictions on investments, limitations on liens and restrictions on certain mergers and other fundamental changes. The Credit Facility agreement also contains customary events of default, including among others, the failure to make payments when due under any Credit Facility agreement, breach of any covenant continuing beyond any cure period and bankruptcy or insolvency.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Borrower’s direct financial obligations is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1
$200 Million Credit Agreement dated September 15, 2023 among Summit JV MR 1, LLC, as borrower, Summit Hospitality JV, LP, as parent, each subsidiary of the borrower executing the credit facility documentation as a guarantor, various initial lenders, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole lead arranger and sole bookrunner.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

Date: September 21, 2023	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary